EXHIBIT 23.0








           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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To the Board of Directors
WINCO PETROLEUM CORPORATION



We hereby consent to the incorporation of our report, dated December 18, 1999, except for Note 6, for which the date is January 18, 2001, relating to the financial statements of Winco Petroleum Corporation.



                                          /s/ ALLEN, GIBBS & HOULIK, L.C.




January 18, 2001
Wichita, Kansas